Exhibit 99.1

Bruker BioSciences Reports Solid Revenue Growth and Improved
Earnings in Second Quarter 2006

Billerica, Massachusetts, August 1, 2006 (BUSINESS WIRE)  —  Bruker BioSciences Corporation (NASDAQ: BRKR) today reported second quarter 2006 results.  On July 1, 2006, Bruker BioSciences completed its acquisition of Bruker Optics Inc.  Due to the Laukien family majority ownership of both companies, this acquisition is required to be accounted for as a pooling of interests.  As a result of this accounting treatment, all historical periods will be restated beginning in the third quarter of 2006 as if the companies had been combined.  Presented below first are the results of operations for Bruker BioSciences excluding the results of Bruker Optics for the three and six months ended June 30, 2006 and 2005, as will be reported in the Company’s second quarter 2006 Form 10-Q.

Also presented below are combined results of operations, which present the Bruker BioSciences results described above combined with the results of Bruker Optics for the three and six months ended June 30, 2006 and 2005.  These combined historical financial statements will be presented in a footnote to the Company’s second quarter 2006 Form 10-Q, and in future 10-Q filings as the combined historical financial statements of Bruker BioSciences. They do not contain any pro forma adjustments, as was required for the Company’s Proxy Statement dated May 26, 2006.

Bruker BioSciences Results of Operations, Excluding Bruker Optics:

For the second quarter of 2006, revenue increased by 9.0% to $77.8 million, compared to revenue of $71.4 million in the second quarter of 2005.  Excluding the effects of unfavorable foreign currency translation, second quarter 2006 revenue increased by 9.6% year-over-year.  For the six months ended June 30, 2006, revenue increased 4.2% to $152.3 million, compared to $146.3 million for the same period last year.  Excluding the effects of unfavorable foreign currency translation, revenue for the six months ended June 30, 2006 increased by 8.3% year-over-year.

GAAP net income in the second quarter of 2006 was $0.5 million, or $0.01 per diluted share, compared to GAAP net income of $0.3 million, or $0.00 per diluted share, in the second quarter of 2005.  Included in second quarter 2006 GAAP net income were $0.2 million of stock-based compensation expense and $1.2 million of acquisition related charges, net of tax.  Excluding the acquisition related charges associated with the acquisition of Bruker Optics, second quarter 2006 non-GAAP net income was $1.7 million, or $0.02 per diluted share.

GAAP net income for the six months ended June 30, 2006 was $1.3 million, or $0.01 per diluted share, compared to GAAP net income of $0.7 million, or $0.01 per diluted share, during the six months ended June 30, 2005.  Included in GAAP net income for the six months ended June 30, 2006 were $0.4 million of stock-based compensation expense and $2.4 million of acquisition related charges, net of tax.  Excluding the acquisition related charges, non-GAAP net income for the six months ended June 30, 2006 was $3.6 million, or $0.04 per diluted share.

Bruker BioSciences Combined Results of Operations, Including Bruker Optics:

For the second quarter of 2006, combined revenue increased by 12.1% to $100.5 million, compared to combined revenue of $89.3 million in the second quarter of 2005.  Excluding the effects of unfavorable foreign currency translation, second quarter 2006 combined revenue increased by 12.7% year-over-year.  For the six months ended June 30, 2006, combined revenue increased by 8.5% to $195.3 million, compared to $179.7 million for the same period last year.  Excluding the effects of unfavorable foreign currency translation, combined revenue for the six months ended June 30, 2006 increased by 12.7% year-over-year.

Combined GAAP net income in the second quarter of 2006 was $2.5 million, or $0.02 per diluted share, compared to combined GAAP net income of $1.4 million, or $0.01 per diluted share, in the second quarter of 2005.  Included in second quarter 2006 combined GAAP net income were $0.2 million of stock-based compensation expense and $2.8 million of acquisition related charges, net of tax.  Excluding the acquisition related charges, second quarter 2006 combined non-GAAP net income was $5.3 million, or $0.05 per diluted share.

Combined GAAP net income for the six months ended June 30, 2006 was $5.8 million, or $0.06 per diluted share, compared to combined GAAP net income of $2.7 million, or $0.03 per diluted share, for the six months ended June 30, 2005.  Included in combined GAAP net income for the six months ended June 30, 2006 were $0.4 million of stock-based compensation expense and $4.0 million of acquisition related charges, net of tax.  Excluding the acquisition related charges, combined non-GAAP net income for the six months ended June 30, 2006 was $9.8 million, or $0.10 per diluted share.

Comments and Analysis

Commenting on the financial results, Frank Laukien, President and CEO, said: “During the second quarter and first six months of 2006 we have experienced solid increases in revenue and also significantly improved profitability.  Excluding acquisition related charges and excluding Bruker Optics, our net income for the first six months of 2006 has increased five-fold.  Also still excluding Bruker Optics, our currency-adjusted revenue growth rate has accelerated from 7.1% in the first quarter 2006 to 9.6% in the second quarter 2006. Including Bruker Optics, our combined adjusted EBITDA reached $21.5 million for the first six months of 2006, and $46.1 million for the last twelve months ended June 30, 2006.”

William Knight, Chief Financial Officer, commented: “I am very pleased that our combined financial results, including Bruker Optics but excluding acquisition related charges, show further improved financial performance for the first six months of 2006, including currency-adjusted revenue growth of 12.7% year-over-year, increasing gross profit margins of 46%, a decreasing effective tax rate of 43% and significantly increased combined earnings per share.  We are optimistic that for the remainder of 2006 our traditional core businesses, as well as the additional life-science and industrial market segments that we have entered via our recent acquisitions, will enable us to continue above industry-average top-line growth, as well as further improvements in combined profitability compared to 2005.”

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measure of Adjusted EBITDA.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, the write-down of demonstration equipment to net realizable value and acquisition related charges.  We believe that the inclusion of this non-GAAP measure helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measure included in this press release is not meant to be a better presentation or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 9 a.m. Eastern Time on Wednesday, August 2, 2006.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 91585873.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation in Billerica, Massachusetts is the parent company of Bruker AXS Inc., Bruker Daltonics Inc. and Bruker Optics, Inc.  Bruker AXS is a leading developer and provider of life science, materials research and industrial X-ray analysis tools.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry, and also offers a broad line of chemical, biological, radiological and nuclear (CBRN) detection products for homeland security.  Bruker Optics is a leading developer, manufacturer and provider of research, analytical and process analysis instruments and solutions based on infrared and Raman molecular spectroscopy technology.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, exposure to currency fluctuations, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2005, our most recent quarterly reports on Form 10-Q, and our current reports on Form 8-K.  We disclaim any intent or obligation to update these forward-looking statements.

Condensed consolidated statements of operations, operating business information, and balance sheets follow for Bruker BioSciences Corporation.

Bruker BioSciences Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS,
EXCLUDING BRUKER OPTICS (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Product revenue	$67,373	$60,723	$132,330	$127,547
Service revenue	10,234	9,977	19,043	17,732
Other revenue	233	668	877	1,000
Total revenue	77,840	71,368	152,250	146,279

Cost of product revenue	38,599	34,275	74,841	72,540
Cost of service revenue	5,279	6,548	10,500	11,815
Total cost of revenue	43,878	40,823	85,341	84,355
Gross profit margin	33,962	30,545	66,909	61,924

Operating Expenses:
Sales and marketing	15,426	13,385	29,398	25,537
General and administrative	5,532	5,287	11,148	10,955
Research and development	10,619	10,962	20,993	21,982
Acquisition related charges	1,192	—	2,368	—
Total operating expenses	32,769	29,634	63,907	58,474

Operating income	1,193	911	3,002	3,450

Interest and other income (expense), net	459	554	1,122	424

Income before income tax provision and minority interest in consolidated subsidiaries	1,652	1,465	4,124	3,874
Income tax provision	1,127	1,145	2,775	3,070

Income before minority interest in consolidated subsidiaries	525	320	1,349	804
Minority interest in consolidated subsidiaries	45	36	93	103
Net income	$480	$284	$1,256	$701

Net income per share:
Basic	$0.01	$0.00	$0.01	$0.01
Diluted	$0.01	$0.00	$0.01	$0.01

Weighted average shares outstanding:
Basic	90,080	89,472	90,054	89,471
Diluted	90,493	89,599	90,403	89,591

Bruker BioSciences Corporation
COMBINED CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS, INCLUDING BRUKER OPTICS (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Product revenue	$88,381	$76,756	$172,222	$158,018
Service revenue	11,853	11,829	22,224	20,563
Other revenue	249	731	893	1,096
Total revenue	100,483	89,316	195,339	179,677

Cost of product revenue	47,850	41,327	92,562	86,405
Cost of service revenue	6,433	7,785	12,820	13,522
Total cost of revenue	54,283	49,112	105,382	99,927
Gross profit margin	46,200	40,204	89,957	79,750

Operating Expenses:
Sales and marketing	20,900	17,999	39,732	34,576
General and administrative	6,473	6,120	13,080	12,504
Research and development	12,285	12,486	24,560	25,025
Acquisition related charges	3,692	—	4,868	—
Total operating expenses	43,350	36,605	82,240	72,105
Operating income	2,850	3,599	7,717	7,645

Interest and other income (expense), net	2,333	(355)	4,014	(495)

Income before income tax provision and minority interest in consolidated subsidiaries	5,183	3,244	11,731	7,150
Income tax provision	2,614	1,845	5,854	4,372

Income before minority interest in consolidated subsidiaries	2,569	1,399	5,877	2,778
Minority interest in consolidated subsidiaries	45	35	93	103
Net income	$2,524	$1,364	$5,784	$2,675

Net income per share:
Basic	$0.02	$0.01	$0.06	$0.03
Diluted	$0.02	$0.01	$0.06	$0.03

Weighted average shares outstanding:
Basic	101,456	100,847	101,430	100,847
Diluted	101,869	100,974	101,779	100,966

Bruker BioSciences Corporation
SELECTED BUSINESS INFORMATION, EXCLUDING BRUKER OPTICS
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Total revenue	$77,840	$71,368	$152,250	$146,279

Operating income	$1,193	$911	$3,002	$3,450

Depreciation and amortization	1,789	2,583	3,914	4,852
Write-down of demonstration equipment	1,702	1,904	3,208	3,628
Acquisition related charges	1,192	—	2,368	—
Adjusted EBITDA	$5,876	$5,398	$12,492	$11,930

Bruker BioSciences Corporation
SELECTED BUSINESS INFORMATION, INCLUDING BRUKER OPTICS
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Total revenue	$100,483	$89,316	$195,339	$179,677

Operating income	$2,850	$3,599	$7,717	$7,645

Depreciation and amortization	2,581	3,283	5,075	5,852
Write-down of demonstration equipment	2,002	2,205	3,808	4,228
Acquisition related charges	3,692	—	4,868	—
Adjusted EBITDA	$11,125	$9,087	$21,468	$17,725

Bruker BioSciences Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS, EXCLUDING BRUKER
OPTICS (in thousands)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS

Current assets:
Cash and short-term investments	$96,596	$99,578
Accounts receivable, net	61,709	53,744
Due from affiliated companies	2,678	4,860
Inventories	103,174	96,333
Other current assets	11,879	11,094
Total current assets	276,036	265,609

Property and equipment, net	74,864	72,336
Intangible and other assets	28,826	22,942

Total assets	$379,726	$360,887

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$9,613	$8,002
Accounts payable	12,340	14,118
Due to affiliated companies	3,472	3,857
Other current liabilities	90,965	85,551
Total current liabilities	116,390	111,528

Long-term debt	21,969	21,423
Other long-term liabilities	22,969	19,901
Minority interest in subsidiaries	324	233

Total shareholders’ equity	218,074	207,802

Total liabilities and shareholders’ equity	$379,726	$360,887

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com